Exhibit 99.4

LETTER TO CLIENTS

Offer to Exchange

Each Outstanding Share of Common Stock

of

Mavenir Systems, Inc.

for

$11.08 in cash and

0.675 of a Common Share of Mitel Networks Corporation,

without interest and less any applicable withholding taxes and subject to the automatic adjustment and proration procedures described in the Offer to Exchange and the related Letter of Election and Transmittal,

by

Roadster Subsidiary Corporation,

an indirect, wholly owned subsidiary

of

Mitel Networks Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 28, 2015 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON APRIL 28, 2015), UNLESS THE OFFER IS EXTENDED.

April 1, 2015

To Our Clients:

Enclosed for your consideration are an Offer to Exchange and related Letter of Election and Transmittal in connection with the offer by Roadster Subsidiary Corporation, an indirect, wholly owned subsidiary of Mitel Networks Corporation (“Mitel”) to exchange, for each issued and outstanding share of common stock of Mavenir Systems, Inc. (“Mavenir”), at the election of the holder:

•	the Cash Consideration specified on the cover page of the Offer to Exchange; or

•	the Share Consideration specified on the cover page of the Offer to Exchange,

in each case, without interest and less any applicable withholding taxes and subject to the automatic adjustment and proration procedures described in the Offer to Exchange and the related Letter of Election and Transmittal.

We (or our nominees) are the holder of record of shares of Mavenir common stock held by us for your account. A tender of such shares of Mavenir common stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Election and Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Mavenir common stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the offer any or all of the shares of Mavenir common stock held by us for your account.

IF YOU INSTRUCT US TO TENDER SHARES HELD FOR YOUR ACCOUNT AND FAIL TO INSTRUCT US AS TO WHICH ELECTION YOU WANT US TO MAKE WITH RESPECT TO THOSE SHARES, WE WILL MAKE NO ELECTION FOR YOU AND AS A RESULT YOU WILL BE TREATED AS IF YOU MADE NO ELECTION AND YOUR SHARES OF MAVENIR COMMON STOCK WILL BE TREATED AS NO ELECTION SHARES (AS DEFINED IN THE OFFER TO EXCHANGE).

We urge you to read the enclosed Offer to Exchange and Letter of Election and Transmittal regarding the offer carefully before instructing us to tender your shares of Mavenir common stock.

If you wish to have us tender any or all of your shares of Mavenir common stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or the appropriate IRS Form W-8 to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Mavenir common stock, all such shares of Mavenir common stock owned by you will be tendered (in accordance with the election, if any, that you specify) unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR THE APPROPRIATE IRS FORM W-8 SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME OF THE OFFER.

Instructions with Respect to the Offer to Exchange

Each Outstanding Share of Common Stock

Of

MAVENIR SYSTEMS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Exchange and the related Letter of Election and Transmittal in connection with the offer by Roadster Subsidiary Corporation, an indirect, wholly owned subsidiary of Mitel Networks Corporation (“Mitel”), to exchange, for each issued and outstanding share of common stock of Mavenir Systems, Inc. (“Mavenir”), at the election of the holder:

•	the Cash Consideration specified on the cover page of the Offer to Exchange; or

•	the Share Consideration specified on the cover page of the Offer to Exchange,

in each case, without interest and less any applicable withholding taxes and subject to the automatic adjustment and proration procedures described in the Offer to Exchange and the related Letter of Election and Transmittal.

With respect to the offer described in the Offer to Exchange, the undersigned hereby instructs you (check appropriate box):

☐  To tender ALL shares of Mavenir common stock held by you for the account of the undersigned

☐  To tender SOME shares of Mavenir common stock held by you for the account of the undersigned

If the undersigned is instructing you to tender some or all of the shares of Mavenir common stock held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of shares of Mavenir common stock indicated below (or if no number is indicated below, all shares of Mavenir common stock) held by you for the account of the undersigned, pursuant to the election(s) (if any) specified below and upon the terms and subject to the conditions set forth in the Offer to Exchange and the related Letter of Election and Transmittal. The undersigned acknowledge(s) that any shares of Mavenir common stock tendered, but for which no election is made below, will be treated as if the undersigned made no election and such shares of Mavenir common stock tendered will be treated as No Election Shares.

Check ONE box if (BUT ONLY IF) you wish to tender ALL of your shares of Mavenir common stock for one of the elections:

☐	CHECK HERE TO ELECT CASH ELECTION (AS DEFINED IN THE OFFER TO EXCHANGE) FOR ALL SHARES OF MAVENIR COMMON STOCK TENDERED

☐	CHECK HERE TO ELECT SHARE ELECTION (AS DEFINED IN THE OFFER TO EXCHANGE) FOR ALL SHARES OF MAVENIR COMMON STOCK TENDERED

If you check more than one box, all of your shares of Mavenir common stock tendered will be treated as No Election Shares.

List below the number of shares of Mavenir common stock you desire to tender by election type:

If you did not check a box above and would like to make more than one election for the shares of Mavenir Common Stock you would like to tender, indicate the number of shares next to each desired election below. The total number of shares of Mavenir Common Stock next to the two elections should not exceed the number of shares of Mavenir Common Stock listed below. If you have checked one of the boxes above, that election will be disregarded and any numbers entered next to the election below will govern. If you make elections for more shares of Mavenir common stock than the shares listed below, your elections will be reduced on a pro rata basis relative to the number of shares you indicated for each election. If you make elections for fewer shares of Mavenir common stock than the shares listed below, the balance of such shares will be treated as No Election Shares.

____  NUMBER OF SHARES TENDERED FOR CASH ELECTION

____  NUMBER OF SHARES TENDERED FOR SHARE ELECTION

ALL ELECTIONS ARE SUBJECT TO THE AUTOMATIC ADJUSTMENT AND PRORATION PROCEDURES DESCRIBED IN THE OFFER TO EXCHANGE AND IN THE LETTER OF ELECTION AND TRANSMITTAL. ANY SHARES OF MAVENIR COMMON STOCK TENDERED BUT FOR WHICH NO ELECTION IS MADE ABOVE WILL BE TREATED AS NO ELECTION SHARES.

ACCOUNT NUMBER:  ______________________

NUMBER OF SHARES OF MAVENIR COMMON STOCK BEING TENDERED HEREBY:

______________________   SHARES*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	If left blank or if you checked the box to tender all of your shares above, it will be assumed that all shares of Mavenir common stock held by us for your account are to be tendered. If you checked the box to tender all of your shares above, any number entered in this section will be disregarded.

Dated:  _________________________, 2015

(Signature(s))

Please Print Name(s)

Address(es):

(Zip Code)

Area Code and Telephone No.(s)

Taxpayer Identification or Social Security No.(s)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT,

NOT TO THE EXCHANGE AGENT, INFORMATION AGENT OR MITEL.

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